                                                                   Exhibit 21

                          PROVANT, Inc. Subsidiaries


PROVANT Services, Inc.*
Solution Selling, Inc.*
Educational Discoveries, Inc.*
PROVANT Utah, Inc.*
Sales Performance International, Inc.*
Project Mentors, Inc.*
KC Resources Creative Solutions,Inc.**
MOHR Retail Learning Systems, Inc.**
Star Mountain, Inc.**
Gulliver Ritchie Associates, Inc.**
Behavioral Technology, Inc.***
Decker Communications,Inc.***
Learning Systems Sciences, Inc.****
J. Howard & Associates, Inc.****
Star Media, Inc.+
Star Digital, Inc.+
Novations Group, Inc.+
Strategic Interactive, Inc.+
American Media Incorporated ++
Project Management Services, Inc.+++
Executive Perspectives, Inc.++++



Legend
*        wholly owned subsidiary of PROVANT, Inc.
**       wholly owned subsidiary of PROVANT Utah, Inc.
***      wholly owned subsidiary of KC Resources Creative Solutions, Inc.
****     wholly owned subsidiary of MOHR Retail Learning Systems, Inc.
+        wholly owned subsidiary of Star Mountain, Inc.
++       wholly owned subsidiary of Gulliver Ritchie Associates, Inc..
+++ wholly owned subsidiary of PMSI Acquisition Corp., itself a wholly owned subsidiary of PROVANT, Inc.
++++     subsidiary of Gulliver Ritchie Associates, Inc.

     All of PROVANT's direct and indirect subsidiaries are Delaware corporations except Project Management Services, Inc. (GA) and American Media Incorporated
(IA).